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                                                                   Exhibit 10.45

                              NEXTEL PARTNERS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


Section 1.        PURPOSE

         This Employee Stock Purchase Plan (this "Plan") is intended to advance the interests of Nextel Partners, Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain employees who have the training, experience and ability to enhance the profitability of the Company and to reward employees of the Company and its subsidiaries upon whose judgment, initiative and effort the successful conduct and development of their business largely depend. It is further intended that options granted pursuant to this Plan shall constitute options granted pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Section 2.        ADMINISTRATION

         This Plan shall be administered by a committee (the "Committee") comprised of two or more members of the Board of Directors. The members of the Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors, and each of the members of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule to the same effect. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The interpretation and construction by the Committee of any provision of this Plan or any option granted hereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect hereto or any option granted hereunder.

         The Committee may establish any policies or procedures that in its discretion are relevant to the operation and administration of this Plan and may adopt rules for the administration of this Plan. The Committee may also engage the services of a professional plan administrator on such terms and conditions as the Committee deems appropriate for the purposes of establishing custodial accounts and holding shares of Common Stock acquired by employees upon the exercise of options granted under this Plan and otherwise operating this Plan.

Section 3.        ELIGIBILITY

         All full-time employees of the Company or of any subsidiary of the Company shall be offered options under this Plan to purchase shares of the Company's Class A Common Stock, par value $.001 per share ("Common Stock"), except that no employee



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shall be granted an option under this Plan if, immediately after the option was granted, the employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. For the purposes of the foregoing, stock ownership of an individual shall be determined under the rules of Section 425(d) of the Code, and stock that an employee may purchase under outstanding options shall be treated as owned by the employee. For the purposes of this Plan, "full-time employee" shall mean an employee whose customary employment is more than 20 hours per week, and "subsidiary" shall mean any corporation that the Company controls directly or indirectly through one or more intermediaries, by ownership or 50 percent or more of the corporation's outstanding voting securities.

Section 4.        STOCK

         The stock covered by options granted under this Plan shall be shares of authorized but unissued or reacquired Common Stock. The aggregate number of shares of Common Stock that may be purchased under this Plan shall not exceed 3,000,000. In the event that the number of shares covered by options to be granted pursuant to any offering under this Plan exceeds the number of shares available to be purchased hereunder, the shares available to be purchased shall be allocated on a pro rata basis among the options to be granted. Shares of Common Stock covered by options that are granted under this Plan and are cancelled prior to exercise shall again be available for future grants under this Plan.

Section 5.        TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to this Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, provided that all employees granted options hereunder shall have the same rights and privileges, except as otherwise provided in subparagraphs (a) and (e) of this Section 5, and provided further that such options shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares. An option granted hereunder shall pertain to such number of shares of Common Stock as shall be determined by dividing (i) the aggregate amount of payroll deductions on behalf of the optionee during the term of the option or, if permitted by the Committee pursuant to subparagraph (c) of this Section 5, the aggregate amount of any lump-sum payment by the optionee to the Company on or before the date of exercise by (ii) the "option price" (as defined in subparagraph (b) of this Section 5). An employee may authorize annual payroll deductions of, or (if permitted by the Committee pursuant subparagraph
(c) of this Section 5) may make lump-sum payments to the Company in an aggregate annual amount equivalent to, not less than one percent and not more than ten percent of his or her basic compensation. If the number of shares computed in accordance with the foregoing includes a fraction, it will be rounded down to the next whole number. Notwithstanding the foregoing, prior to any offering pursuant to this Plan, the Committee may set a maximum aggregate number of shares, subject to the aggregate Plan limitation set forth Section 4 hereof, that may be purchased upon the



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exercise of options granted pursuant to the offering. In the event that employees elect to be granted options to purchase shares in excess of such maximum offering limitation, the number of shares purchased by optionees upon the exercise of such options shall be reduced on a pro rata basis. For the purposes of this Plan, "basic compensation" shall mean annual base salary and, if applicable, commissions paid pursuant to any ongoing sales incentive compensation program, excluding cash bonuses and all forms of noncash compensation.

         (b) Option Price. The option price per share payable upon the exercise of an option granted under this Plan shall be an amount equal to 85 percent of the lesser of (i) the fair market value of a share of Common Stock on the date on which the option is granted or (ii) the fair market value of a share of Common Stock on the date on which the option is exercised. For the purposes of this Plan, "fair market value" shall mean the closing price of the Common Stock on the NASDAQ National Market System on the last trading date preceding the date of grant or the date of exercise, as the case may be.

         (c) Medium and Time of Payment of Option Price. The option price shall be payable in full on the date of exercise pursuant to uniform policies and procedures established by the Committee. The funds required for such payment shall be derived by regular withholding from an optionee's basic compensation in approximately equal installments over the term of the option or, at the discretion of the Committee, by a lump-sum payment by the optionee to the Company on or before the date of exercise. Any funds withheld from an optionee's compensation in excess of the actual option price shall be refunded to the optionee. No interest shall accrue on the optionee funds held by the Company during the term of the option. An optionee shall have the right at any time to terminate such withholding, or to increase or decrease the amount thereof (subject to the limitations set forth in subparagraph (a) of this Section 5), by delivering written notice thereof to the Company within such period of time prior to the next payroll withholding date as the Committee may specify in any grant of options under this Plan. An optionee shall have the right to cancel his or her option in whole or in part, and to obtain a refund of amounts withheld from his or her compensation, by delivering written notice thereof to the Company within such period of time prior to the date of exercise as the Committee may specify in any grant of options under this Plan. Such amounts shall thereafter be paid to the optionee within a reasonable period of time. No interest shall accrue on such amounts. Any written notice provided for in this subparagraph (c) shall be addressed to such officer, employee, department or agent of the Company as the Committee may specify in any grant of options under this Plan and shall not be deemed to have been delivered until received by such officer, employee, department or agent.

         (d) Exercise and Term of Options. The date of exercise on which the shares of Common Stock covered by an option are to be purchased by the optionee shall be the last day of the term of the option, except as otherwise provided in this Plan. The Committee shall establish the term of each option granted hereunder, which shall not be more than one year or less than three months from the date of grant; provided, however, that all options granted to employees pursuant to any offering hereunder must be for the same term. Except to the extent that an option has been cancelled by the optionee prior to



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the date of exercise in accordance with subparagraph (c) of this Section 5, it shall be deemed automatically exercised on the date of exercise to the extent of payments received from the optionee in accordance with subparagraph (c) of this
Section 5.

         (e) Accrual Limitation. No option shall permit the rights of an optionee to purchase stock under all "employee stock purchase plans" (as defined in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For the purposes of this subparagraph (e) and subparagraphs (f) - (i) of this Section 5: (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year (ii) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time the option is granted) for any one calendar year; and (iii) a right to purchase stock that has accrued under an option granted pursuant to this Plan may not be carried over to any other option.

         (f) Termination of Employment. In the event that an optionee shall cease to be employed by the Company or any subsidiary of the Company for any reason (including, without limitation, death or disability) before the date of exercise, his or her option shall terminate immediately upon cessation of his or her employment, and any amounts withheld from the optionee's compensation for purposes of this Plan shall be refunded. No interest shall accrue on such amounts.

         (g) Transfer of Options. No option granted under this Plan may be sold, assigned, hypothecated, pledged or otherwise transferred by operation of law or otherwise by an optionee, and no option granted under this Plan shall be subject to attachment or similar process.

         (h) Adjustments. The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of Common Stock or other securities covered by outstanding options as the Committee may determine to be equitably required in order to prevent dilution or expansion of the rights of optionees that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee may also make or provide for such adjustments in the number or kind of shares of Common Stock or other securities that may be sold under this Plan as the Committee may determine is appropriate to reflect any transaction or event described in clause (i) of the preceding sentence.

         (i) Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to any Common Stock covered by his or her option until the date of exercise following payment in full. No adjustment shall be made for dividends or distributions of

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any kind or other rights for which the record date is prior to the date of exercise, except as provided in subparagraph (h) of this Section 5.

         (j) Nondistribution Purpose. Unless the shares of Common Stock covered by options granted under this Plan are registered under the Securities Act of 1933, as amended (the "Securities Act"), each option granted hereunder shall be granted on the condition that the purchases of shares of Common Stock hereunder shall not be with a view to resale or distribution or any participation therein. Resales of such shares without registration under the Securities Act may not be made unless, in the opinion of counsel for the Company, such resale is permissible under the Securities Act and any other applicable laws or applicable rules or regulations of any governmental agency.

         (k) Other Provisions. The option agreements authorized under this Plan may contain such other provisions as the Committee may deem advisable, including but not limited to a holding period of such duration as the Committee may deem appropriate before shares of Common Stock purchased upon exercise of options granted under this Plan may be resold or otherwise disposed of by the employee and such penalty as the Committee may deem appropriate for failure to satisfy any such holding period, provided that no such provision may in any way be in conflict with the terms of this Plan or Section 423 of the Code.

Section 6.        TERM OF PLAN

         Options may be granted under this Plan for a period of 10 years from the date on which this Plan is adopted by the Board of Directors.

Section 7.        AMENDMENT OF PLAN

         This Plan may be amended from time to time by the Board of Directors, but without further approval of the stockholders, no such amendment shall increase the aggregate number of shares of Common Stock that may be issued and sold hereunder (except as provided in the last sentence of subparagraph (h) of Section 5 hereof) or change the designations in Section 3 hereof of the class of employees eligible to be granted options hereunder. Furthermore, without further approval of the stockholders, this Plan may not be amended in any manner that would cause options granted hereunder to fail to meet the requirements applicable to "employee stock purchase plans" as defined in Section 423 of the Code or cause Rule 16b-3 under Section 16(b) of the Exchange Act (or any successor rule to the same effect) to cease to be applicable to this Plan.

Section 8.        APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Common Stock pursuant to options granted under this Plan shall be used for general corporate purposes.

Section 9.        APPROVAL OF STOCKHOLDERS


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         This Plan shall not take effect until approved by the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at a meeting of the holders of Common Stock at which a quorum is present. Such approval must be obtained within 12 months after the on which this Plan is adopted by the Board of Directors.